Exhibit H

[LETTERHEAD OF MINISTRY OF ECONOMY AND FINANCE]

May 22, 2014

CONSENT

I, Frank De Lima, Minister of Economy and Finance of the Republic of Panama, hereby consent to the reference to my name, in my official capacity, as the Minister of Economy and Finance under the caption “Official Statements” in the Prospectus included in this Registration Statement of the Republic of Panama filed with the United States Securities and Exchange Commission.

/s/ Frank De Lima
Frank De Lima
Minister of Economy and Finance of the Republic of Panama